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                                                                    EXHIBIT 99.0


                           NORTH CENTRAL PLAZA ONE
                        STATEMENT OF OPERATING INCOME
                           YEAR ENDED DECEMBER 31, 1993




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                       FARMER, FUQUA, HUNT & ROBERT, LLC
                          Certified Public Accountants

   American Institute of                          10670 North Central Expressway
Certified Public Accountants                               Suite 400
     Texas Society of                                 Dallas, Texas 75231
Certified Public Accountant                               214/265-9905
                                                        Fax: 214/265-9945

                          Independent Auditors' Report

To the Board of Directors
Transcontinental Realty Investors, Inc.

We have audited the accompanying statement of operating income of North Central Plaza One (a real estate project) for the year ended December 31, 1993. This statement of operating income is the responsibility of the Project's management. Our responsibility is to express an opinion on this statement of operating income based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of operations is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of operating income. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statement is prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K of Transcontinental Realty Investors, Inc.) and, as described in Note 1, is not intended to be a complete presentation of the results of operations.

In our opinion, the statement of operating income referred to above presents fairly, in all material respects, the operating income of North Central Plaza One for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

FARMER, FUQUA, HUNT & ROBERT, LLC

Dallas, Texas
January 20, 1995




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                           NORTH CENTRAL PLAZA ONE
                        STATEMENT OF OPERATING INCOME
                         YEAR ENDED DECEMBER 31, 1993

REVENUES:
   Rental revenues                               $1,896,165
   Other revenue                                    149,912
                                                 ----------
       Total Revenue                              2,046,077


OPERATING EXPENSES:
   Cleaning                                         146,106
   Utilities                                        344,173
   Repairs and maintenance                          177,667
   Contract services                                112,257
   Management fees                                   59,238
   Administrative expenses                          267,745
   Fixed expenses                                   233,209
                                                 ----------
       Total Operating Expenses                   1,340,395
                                                 ----------

NET OPERATING INCOME                             $  705,682
                                                 ==========

        The accompanying notes are an integral part of this statement.





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                            NORTH CENTRAL PLAZA ONE
                     NOTES TO STATEMENT OF OPERATING INCOME
                               DECEMBER 31, 1993

NOTE 1: ORGANIZATION

        North Central Plaza One (the property) is a 10 story, class A office building located in Dallas, Texas. The building has 197,848 square feet of rentable area. The property is managed by Fults Management Company. During 1993, the property was owned by Prudential Insurance Company of America.

        The accompanying financial statement does not include provision for depreciation and amortization, interest expense or income taxes. Accordingly, thifs statement is not intended to be a complete presentation of the results of operations.

 NOTE 2: OTHER INCOME

         Other income consists of the following:

         Parking/Garage                             $        1,450
         Storage                                             3,986
         Escalation Charges                                 34,835
         Electrical Billbacks                               55,351
         Lease Buyout                                       45,639
         Lawsuit Settlement                                  5,000
         Miscellaneous                                       3,651
                                                    --------------
                           Total Other Income       $      149,912
                                                    ==============


NOTE 3: MANAGEMENT FEES

        Per the management agreement, Fults Management Company receives the greater of $3,000 or 3% of monthly rent collections.

NOTE 4: SUBSEQUENT EVENTS

        On December 13, 1994, the property was sold to NCPO Texas, Ltd., a Texas Limited Partnership. Transcontinental Realty Investors, Inc. ("the Company") is the sole limited partner of the partnership with a 97.5% limited partner interest. The general partner of the partnership, with a 2.5% general partner interest, is Ensearch Holding Company, a corporation controlled by an adult son of A. Bob Jordon, a Director of the Company. The Company has the option to acquire such general partner interest at any time for one dollar.





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                    NOTES TO STATEMENT OF OPERATING INCOME
                        DECEMBER 31, 1993 (CONTINUED)

North Central Expressway was under construction at LBJ Freeway during 1994. Management feels this negatively impacted the rental of office space during 1994.

Satellite Music, a subsidiary of ABC Radio Networks, the property's largest tenant, is no longer in the building. Management has refused to release Satellite Music from their lease which does not expire until March 31, 2000. To date, Satellite Music has continued to pay the rent under their lease agreement.





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